                                                                   EXHIBIT 10(b)



                        ADMINISTRATIVE SERVICES CONTRACT



         THIS AGREEMENT dated the 1st day of October, 1995, is by and between the Public Education Employees Health Insurance Board ("Board") and Southland National Insurance Corporation ("Administrator").

                              W-I-T-N-E-S-S-E-T-H

         THAT, WHEREAS, pursuant to Act No. 83-455 of the 1983 Regular Session of the Legislature of Alabama ("Act"), the Board was empowered to become self-insured and to employ an Administrator for the furnishing of administrative services;
         WHEREAS, The Board was empowered to award an Administrative Services Contract on a competitive basis; WHEREAS, the administrative services desires by the Board were let for bid and the Administrator made the successful bid for such contract; and
         WHEREAS, the Board and the Administrator wish to formalize the Board's acceptance of the bid of the Administrator by this writing.
         NOW THEREFORE, THE PREMISES CONSIDERED, and for and in the further consideration of the mutual covenants of the parties as hereinafter contained, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                 1. ADMINISTRATIVE SERVICES. The Administrator agrees to provide administrative services only for the Board under the Board's self-funded hospital indemnity program, dental program, cancer program, and vision program. The services to be provided by the Administrator shall include all such services as are usually provided by the Claim Department of an Accident and Health Insurance Company. Such services shall include, but shall not be limited to:

                          a. The review and processing of claims submitted directly to the Administrator by the plan participant or his assignee in accordance with the Act;

                          b. The payment of claims with funds provided to the Administrator by the Board.

                          c. The maintenance of a toll free telephone number for plan participants to use in connection with claims and general information;

                          d. Acceptance of collect telephone calls from plan participants for questions or information in connection with claims and general information;

                          e. The provision of an answering device for after hours use, holiday use, and weekend use under the toll free telephone number which said answering device will be equipped with a recorded message with specific instructions to the plan participant calling, and which said recorded message shall use the name Public Education Employees Health Insurance Program (PEEHIP); and

                          f. Notification of plan participant of payment of Plan benefits to an assignee.

                 2. DOCUMENTS. The Administrator will provide advice to PEEHIP in connection with the drafting of any documents requested. Additionally, the Administrator will furnish to PEEHIP and the participant, the participant I.D. card, plan documents, a summary plan description, or other printed material required by PEEHIP within sixty (60) days after PEEHIP's approval of said documents.

                 3. BUSINESS RECORDS AND REPORTS. The Administrator will maintain the following records:

                          a. A daily register of all drafts issued by the Administrator under the Plan and all drafts clearing the account which is to be funded by the Board and maintained by the Administrator for the payment of claims;

                          b.      A monthly check register and bank
                                  reconciliation statement;

                          c.      Claim files for each claim submitted; and


                          d. Such other records as were described in the bid for this Administrative Services Contract submitted by the Administrator and accepted by the Board.

         The Administrator will furnish to the Board, at a minimum, the following reports:

                 a.       A quarterly utilization report;

                 b.       A monthly claim report;

                 c.       A monthly update for aggregate attachment points;

                 d.       A monthly statement of the Administrator's fee;

                 e.       Periodic reports of member eligibility and status;

                 f. Periodic summarized claim's history for the purposes of Board budgeting and forecasting;

                 g. A full annual accounting of funds received and claims paid or other use of such funds provided to the Administrator by the Board not later than ninety (90) days from the end of each policy year;

                 h. Such other records as were contained in the bid for the administrative services contract submitted by the Administrator and accepted by the Board; and

                 i. Any such other reports (management, claim, or administrative) as shall be reasonably requested by the Board.

         All business records relating to participants, claims, and administrative documents in connection therewith shall be maintained on a computer or in hard copy as reasonably requested by the Board.

         Upon termination of this Agreement, the Administrator will, upon the written request of the Board, turn over to the Board all claim and administrative files and records.

         4. CLAIM PAYMENT. Payment of claims submitted by Plan participants and approved for payment by the Administrator shall be paid with funds provided to the Administrator by the Board. Claims shall be paid or denied in accordance with the terms and conditions of the Plan documents as finally approved by the Board. The Administrator may seek clarification from the Board regarding Plan Benefit provisions, but the responsibility for interpretation of such provisions in claims administered remains with the Administrator.

         In the event of the denial of any claim by the Administrator, the Administrator will follow the review procedure provided in the Act. The Administrator agrees to undertake the defense of any legal action filed against the Board or Administrator based upon non-payment or declination of benefits. In the event a Judgment is entered ordering payment of benefits under the Plan, the Board agrees to pay such benefits. In the event a Judgment is entered ordering payment in excess of Plan Benefits, the Administrator agrees to pay such excess.

         5. MISCELLANEOUS. In addition to the toll free number furnished for the Plan participants, the Administrator will make available two (2) home telephone numbers for two (2) officers of the Administrator to specific personnel of PEEHIP for emergency purposes.

         6. FEES. For the services rendered under the contract, the Board shall pay to the Administrator a monthly fee equal to the sum of the total number of employees enrolled in the respective plans multiplied by the respective employee monthly charge per plan. The formula may also be stated as follows:

* The aggregate fees shall not exceed 6.642% of claims paid during the fiscal year. Any adjustment required by this provision will be credited in October of the next fiscal year. (Not to exceed maximum amount of total projected annual cost of $1,543,500.)

                            Employee Monthly                                   Projected Annual
--------------------------------------------------------------------------------------------------
         Coverage           Charge Per Plan                                         Cost
         --------           ---------------                                         ----
Hospital Indemnity Plan       $       .75      x number of enrolled
                                               employees                      = $
                                                                                 ----------------

Dental Plan                   $      1.60      x number of enrolled

                                           employees                          = $
                                                                                 ----------------

Cancer Plan               $       .50      x number of enrolled
                                           employees                          = $
                                                                                 -----------------

Vision Plan               $      1.10      x number of enrolled
                                           employees                          = $
                                                                                 -----------------

                                           TOTAL
                                           MONTHLY
                                           FEE                                = $
                                                                                 ---------------------------


The number of enrolled employees of each Plan shall be submitted by the Board to the Administrator no later than the first (1ST) Tuesday of each month. Payment shall be made to the Administrator not later than the tenth (10TH) day of each calendar month during the term of this Agreement.

         7. AUDIT. The Board, or its designee, shall be allowed to conduct an annual audit of the claims and administrative records of the Administrator.
The Administrator agrees to make its records and personnel available as shall be reasonably necessary for the auditing agent to perform such audit during business hours of the Administrator.

         8.  DUTIES OF THE BOARD.
         The Board shall conduct the initial and any subsequent enrollment periods. The Board shall furnish to the Administrator a list of all applications, cancellations and changes in status of eligible participants. Such data shall be provided to the Administrator by the Board on magnetic tape media in a format to be determined by the Board and approved by the Administrator. Any updates for all such data shall not be later than monthly. The Administrator shall have the right to rely and act upon all such information furnished until notified by the Board that the data is incorrect.

         The Board shall provide all funds to the Administrator necessary for the payment of claims to plan participants and their assignees. Administrator fees shall be paid promptly upon the request of the Administrator.

         The Board shall provide all information and written material to the plan participants and their assignees. Administrator fees shall be paid promptly upon the request of the Administrator.

         9. TERM. The term of this contract shall begin on the 1ST day of October 1995 and shall terminate on the 30TH day of September, 1998.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set opposite their respective signatures.

                                         SOUTHLAND NATIONAL INSURANCE
                                         CORPORATION


Date:  11/1/95                       By: /s/ Robert H. Rust
-----------------------                  ---------------------------------------

                                     As Its: Vice President
                                             -----------------------------------

                                         PUBLIC EDUCATION EMPLOYEES
                                         HEALTH INSURANCE BOARD



Date:  11/1/95                       By: /s/ William Walsh
-----------------------                  ---------------------------------------

                                     As Its: Deputy
                                             -----------------------------------